EXHIBIT 99.1

 KASATI Telecom Releases E-Link 1000EXR Results for Mekong Delta Testing

SAN DIEGO – May 17, 2010 – Dot VN, Inc. (www.DotVN.com) (OTCBB: DTVI) an innovative Internet and telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it has completed its review and analysis of a report documenting the results of the recent field test of E-Band virtual fiber (wireless) technology conducted by KASATI Telecom (www.Kasati.com.vn/en). The large-scale trial carried out in Vietnam’s Mekong Delta region was intended to test the performance and functionality of E-Band’s E-Link 1000EXR virtual fiber wireless solution in order to determine the product’s suitability for the region. The report, produced by KASATI, indicates that E-Band virtual fiber (wireless) technology met all of the testing criteria requirements in the rigorous 60-day field test.

The test, a collaboration between Dot VN, KASATI and Tien Giang Telecommunications, took place in the Tien Giang Province of the Mekong Delta region in southern Vietnam, a relatively rural area of the country where the terrain makes building traditional telecom infrastructure cost prohibitive. The extensive 60-day trial was conducted to assess the capabilities of the virtual fiber to operate over a distance of approximately 2.03 km (1.26 miles), testing its ability to handle various advanced telecommunication applications such as ADSL (Asymmetric Digital Subscriber Line) internet service and IPTV (Internet Protocol Television) streaming video broadcasts in a practical, real world setting.  Over the course of the 60-day test, the E-Link 1000EXR was used to provide live services to Tien Giang Telecommunication’s customers and met expectations.

“The report issued by KASATI detailing E-Band’s successful performance in the field test carried out in the Tien Giang Province marks a very significant milestone not only for Dot VN in light of our distribution agreement with the manufacturer of the product, but also for the citizens of Vietnam who will have access to this world-class technology,” noted Thomas Johnson, Dot VN’s CEO. “The virtual fiber solution’s efficacy in the field test coupled with its superior bandwidth and significantly lower cost relative to competing technologies, conclusively demonstrates E-Band’s commercial viability and its potential to address the current capacity constraints on Vietnam’s network infrastructure. The test results reaffirm our belief that E-Link’s numerous applications, such as backhaul of 4G, WiMax, WiFi and 3G mobile networks, disaster recovery services, metropolitan area networks, and homeland security services, have the potential to revolutionize Vietnam’s telecommunications infrastructure by providing a best of breed, yet cost effective, easily deployable solution, and as a result, will gain wide acceptance throughout the country. Moreover, the promising findings of the field test have further strengthened our relationship with KASATI who has asked Dot VN to extend the trials so that the wireless technology’s other diverse applications can be tested.”

To view photos of the field test, please visit our web site at http://www.dotvn.com/downloads/NewsRelease/May2010/KasatiTest/

About Dot VN:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and telecommunication services for Vietnam. The Company was awarded an “exclusive long term contract” by the Vietnamese government to register “.vn” (Vietnam) domains and commercialize Parking Page Marketing/Online Advertising worldwide via the Internet. Also, Dot VN has exclusive rights to distribute and commercialize Micro-Modular Data CentersTM solutions and Gigabit Ethernet Wireless applications to Vietnam and Southeast Asia region.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com
Register your “.vn” domains at:  www.VN

Investor Relations Contact:
CCG Investor Relations - Strategic Communications
Mr. Roger Ellis, Partner
Phone:  310-954-1332
Email:  Roger.Ellis@ccgir.com
Website:  www.ccgir.com